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                                                                    EXHIBIT 99.3


Contacts:  Frank P. Willey
           President
           or
           Alan Stinson
           Executive Vice President
           Chief Financial Officer
           (805) 563-1566

FOR IMMEDIATE RELEASE

     FIDELITY NATIONAL FINANCIAL, INC. TO ACQUIRE CHICAGO TITLE CORPORATION;
             COMBINED COMPANY WILL BE LARGEST TITLE INSURER IN U.S.

            Irvine, Calif., August 1, 1999 - Fidelity National Financial, Inc. (NYSE:FNF), headquartered in Irvine, California, announced today that it had signed a definitive agreement to purchase Chicago Title Corporation (NYSE:CTZ), headquartered in Chicago, Illinois, for approximately $1.2 billion or $52.00 per share of Chicago Title common stock using approximately equal amounts of cash and stock. The allocation between cash and stock will be adjusted so Chicago Title stockholders will receive more than 50% of the outstanding stock of the new company. The $52.00 price for each Chicago Title share, represents a 42% premium to the closing price of the stock on July 29, 1999, the day before the parties announced holding discussions. The price is payable in Fidelity National Financial shares or, upon election by Chicago Title stockholders, in cash, subject to proration as may be necessary to achieve the allocation between cash and stock described above. The agreement has been approved by the boards of both companies. Morgan Stanley Dean Witter advised Fidelity National Financial and Merrill Lynch advised Chicago Title Corporation in this transaction.

            "The addition of Chicago Title's operations, products and skills to Fidelity's industry leading productivity strengths will result in the creation of a preeminent competitor in the title insurance industry. The new company will also be a premier player in the rapidly growing area for real estate information services, accommodating customers that may desire "one-stop-shopping" for all of their service needs," said William P. Foley II, Chairman and Chief Executive Officer of Fidelity. "Following the closing of the transaction, we fully intend to maintain the Chicago Title and Fidelity


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FIDELITY NATIONAL FINANCIAL, INC. TO ACQUIRE CHICAGO TITLE CORPORATION; COMBINED
COMPANY WILL BE LARGEST TITLE INSURER IN U.S.
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National title insurance brands and run the two operations separately. This will allow Chicago Title employees and customers to enjoy the expanded benefits and opportunities of being a part of a market leader, without losing any of the qualities that make Chicago Title such a successful company," he continued. "Equally important, our forecast is that the merger will be high single digit to low double digit accretive to earnings per share the first year, offer significant revenue synergies and economies of scale and increase shareholder return. Based on preliminary evaluations, we are targeting annual pre-tax run rate synergies of $65 to $70 million within the first twelve months and approximately $100 million by the third year. The merger will also significantly benefit our title agents, policyholders and employees as Fidelity will have one of the strongest capital positions in the industry."

            Frank P. Willey, President of Fidelity, stated, "This merger is an indication of Fidelity's desire to be a key player in the title industry. Fidelity will have a significant presence in many of the largest states including California, Texas, New York, Florida and Illinois. Fidelity will also be one of the largest agency and commercial and industrial underwriters. From a financial perspective, Fidelity will have one of the largest investment portfolios as well as one of the largest equity bases of anyone in the industry."

            The transaction is subject to approval by the stockholders of Chicago Title and Fidelity, requisite regulatory authorities and other customary conditions and is expected to be completed in the first quarter of 2000. The combined company, which will have the Fidelity National Financial name, will have approximately 1000 office locations across the country and a gross revenue base (including agency revenue) of over $3.2 billion based on 1998 data. This transaction more than doubles the size of Fidelity and puts it at the forefront of the title insurance industry. Based on 1998 combined title revenue levels, Fidelity National Financial will be the largest title insurance company in the United States.

            Patrick F. Stone, Chief Operating Officer of Fidelity, added, "Through Fidelity's Real EC initiative and Chicago Title's Electronic Spine network, the combined entity will be at the forefront of electronic commerce. Our goal is to leverage the resources and technological capabilities of the new company to ensure an industry leading position in efficiently providing transaction services to our customers. We are confident in our ability to set a new standard of timeliness, accuracy and cost effectiveness in the production and distribution of all real estate related products. This


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FIDELITY NATIONAL FINANCIAL, INC. TO ACQUIRE CHICAGO TITLE CORPORATION; COMBINED
COMPANY WILL BE LARGEST TITLE INSURER IN U.S.
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merger should be viewed as a milestone in the transformation of the old paradigm of loosely related service providers to a new era of electronic integration. Our unparalleled combination of title and escrow services, real estate related services and automation will fully respond to the ever changing needs of customers that require one convenient online platform."

            John Rau, President and Chief Executive Officer of Chicago Title, said, "Chicago Title and Fidelity have very complementary business mixes and market positions. These factors, as well as the good fit between Chicago Title and Fidelity management, will enable us to capture the value created by the merger. We are especially excited by the benefits this creates for our agents and the opportunity it gives our employees. We want them and everyone to know that we are fully dedicated to making the merger work and will continue to do the things that have made Chicago Title a premier title insurer. Chicago Title will be maintaining a significant presence in Chicago since there is little overlap in title or real estate information and technology services here."

            Mr. Foley will continue as Chairman and Chief Executive Officer of Fidelity National Financial and Mr. Rau, after helping to counsel the integration effort, plans to relinquish any day-to-day operating role. As part of Fidelity's ongoing commitment to Chicago, Mr. Rau will remain as chairman of the CT&T Foundation and ensure its continued support of the city's institutions. Mr. Rau said, "This transaction completes the four objectives I had when Alleghany hired me in 1996: create liquidity for stockholders; enhance the value of Chicago Title; position it as an industry leader; and establish a successor management team. I've known Bill and Pat since I entered the industry and they will do a great job of giving our employees the opportunity to be part of the industry's best organization."

            Fidelity is a diversified real estate services company engaged in doing business in 49 states, the District of Columbia, Puerto Rico, Mexico and the Virgin Islands. Fidelity, through its principal subsidiaries, issues title insurance policies and performs other real estate related services such as escrow, collection and trust activities, real estate information and technology services, trustee sale guarantees, credit reporting, attorney services, flood certification, tax monitoring, home warranty insurance, reconveyances, recording, foreclosure publishing and posting services and exchange intermediary services in connection with real estate transactions. The Company also originates, funds,


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FIDELITY NATIONAL FINANCIAL, INC. TO ACQUIRE CHICAGO TITLE CORPORATION; COMBINED
COMPANY WILL BE LARGEST TITLE INSURER IN U.S.
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purchases, sells, securitizes and services equipment leases for a broad range of businesses through its wholly-owned subsidiary Fidelity National Leasing, Inc.

            Chicago Title is a leading national real estate services company that provides a full range of services required to complete real estate transactions providing title insurance, escrow, closing services, property valuation, credit reporting, flood compliance, home warranty, default management and real estate information and technology services. Chicago Title is the parent of Chicago Title and Trust Company, Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. A comprehensive package of real estate services is available through CastleLink(SM), which delivers title products as well as the products of Chicago Title Flood Services, Inc., Chicago Title Credit Services Inc. and Consolidated Reconveyance.

            Certain statements in this Press Release are forward-looking statements concerning the benefits which Fidelity anticipates as a result of its proposed acquisition of Chicago Title. Because such forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, without limitation, changes in general economic conditions, either nationally or in the regions in which Fidelity and Chicago Title operate; competitive pressures in the title insurance and other title and real estate related services industries and legislative or regulatory changes that adversely affect our operations, along with other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 1998 and other filings with the Securities and Exchange Commission.


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